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                                                                 EXHIBIT 10.37

                        CONSENT AND SECOND AMENDMENT

                                     TO

           SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     This Consent and Second Amendment to Second Amended and Restated Investors' Rights Agreement, dated as of June __, 1998 (the "Amendment"), is entered into
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by and among Exodus Communications, Inc., a Delaware corporation (the

"Company"), and certain of the Company's stockholders (collectively, the
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"Investors").
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     WHEREAS, the Company and certain of its stockholders entered into that certain Second Amended and Restated Investors' Rights Agreement dated as of June 25, 1997, which was subsequently amended December 15, 1997 (the "Rights
                                                                 ------
Agreement").
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     WHEREAS, the Company is contemplating a private placement (the "Offering")
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of certain debt securities (the "Debt Securities") and in connection therewith
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to agree to certain registration rights with respect to the exchange or resale of such Debt Securities (the "New Rights Agreement");
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     WHEREAS, in order to accommodate the proposed offering of Debt Securities and any similar offerings in the future, the Company desires to amend the Rights Agreement to permit the Company to grant registration rights without triggering the rights of security holders under the Rights Agreement, but only to the extent that the registration rights cover securities other than the Company's Common Stock or securities convertible into or exchangeable for the Company's Common Stock; and

     WHEREAS, Sections 1.14 and 4.7 of the Rights Agreement may be amended with the consent of the holders of two-thirds (2/3) of the Registrable Securities (as defined in the Rights Agreement) and each of the Significant Common Shareholders (as defined in the Rights Agreement), and the Company desires to amend the Rights Agreement to change the requirement for consent of each of the Significant Common Shareholders to consent of two-thirds (2/3) of the Significant Common Shareholders to future amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, pursuant to Sections 1.14 and 4.7 of the Rights Agreement, the parties hereby consent and agree as follows:

     1. The undersigned Investors hereby consent to the Company entering into the New Rights Agreement and waive any rights they may have under the Rights Agreement as a result of the New Rights Agreement and the Offering.

     2. Section 1.14 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
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           1.14  Limitations on Subsequent Registration Rights.  From and after
                 ---------------------------------------------
      the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2; provided, however, that the limitation of this Section 1.14 shall not apply to, and the consent of the holders of Registrable Securities is not required with respect to, the grant of registration rights with respect to securities other than the Company's Common Stock or securities convertible or exchangeable into the Company's Common Stock.

      3. Section 4.7 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:


           4.7  Amendments and Waivers.  Except as provided in Section 4.12,
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      any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds (2/3) of the Registrable Securities, not including Excluded Shares, then outstanding provided, however, that the registration rights granted to
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      Significant Common Shareholders under Section 1 of this Agreement may not be eliminated or materially and adversely changed without the written consent of two-thirds (2/3) of the Significant Common Shareholders; and provided, further that the grant to third parties of
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      registration rights under Section 1.3 hereof on a pari passu basis with the registration rights of the Significant Common Shareholder Shares under Section 1.3 shall not be deemed to be a material and adverse change to the registration rights of the Significant Common Shareholders under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

      4. This Amendment and the Rights Agreement constitute the entire understanding and agreement among the parties relative to the specific subject matter hereof, and any previous agreement (whether written, oral or implied) between the parties relative to the specific subject matter hereof is superseded by this Amendment. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) prejudice any right or rights which the Company may now have or may in the future have under or in connection with the Rights Agreement or any instruments or agreements referred to therein or (b) modify the Rights Agreement except to the extent expressly set forth herein.

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      5.   Capitalized terms not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

      6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      7. This Amendment shall be governed by and construed in accordance with the laws of the state of California, as applied to agreements among California residents entered into and to be performed entirely within California.



      IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.



THE COMPANY:
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EXODUS COMMUNICATIONS, INC.


By: _____________________________________
Richard S. Stoltz, Chief Operating Officer
and Chief Financial Officer


                                            INVESTOR:

                                            By:___________________________

                                            Name: ________________________

                                            Title: _______________________

                                            Address:______________________

                                            ______________________________



               [SIGNATURE PAGE TO CONSENT AND SECOND AMENDMENT TO
           SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]


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